EXHIBIT (j)(1)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 76 to the Registration Statement on Form N-1A of our report dated October 31, 2000, relating to the financial statements and financial highlights of the Eaton Vance Information Age Fund (the "Fund") and of our report dated October 31, 2000, relating to the financial statements and supplementary data of the Information Age Portfolio, which appear in the August 31, 2000 Annual Report to Shareholders of the Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus of the Fund dated January 1, 2001 and under the heading "Other Service Providers" in the Statement of Additional Information of the Fund dated January 1, 2001 which are incorporated by reference into the Registration Statement.


/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP


Boston, Massachusetts
January 17, 2001